Exhibit 10.40
[NET ELEMENT, INC. LETTERHEAD]

5/13/2011

Mr. Dean Lucente
79 Club Road
Stamford, CT 06905

Dear Mr. Lucente,

Net Element, Inc. (the “Company”) is pleased to offer you the position of Chief Revenue Officer as employment at will pursuant to the laws of Florida with the following terms:

•	Start date: May 18, 2011

•	Location: Miami, FL

•	Reporting: You will report to the President and Chief Operating Officer, Richard Lappenbusch.

•	Direct Reports: Sales, Marketing, Public Relations Staff, Contractors and Vendors.

•	Salary: $200,000USD annually to be paid semi-monthly.

•
Bonus: Up to 50% of your annual base salary; reviewed and set annually during the 11th month of the fiscal year, based on the sales team scorecard to be mutually agreed by June 1, 2011 and 1st month of the fiscal year hereafter.

•	Equity: 1.5M shares, subject to 3 year vesting schedule, pursuant to the Company’s filing of a new Stock Option Plan.

•	Benefits Package: medical, dental, vision, life, wellness, disability insurance plans, and others as per made available to the Company’s employees per company policy.

o
As discussed and agreed, the Company is in the process of enhancing its benefits program. The Company has agreed to reimburse you up to $1,800.00 monthly towards health and other benefits programs until the new plan becomes available.

•	PTO: On vacation & sick time combined, 18 days annually, standard company holidays.

•	Travel: all business travel to be covered fully by the company per company guidelines and policies.

On your first day of employment, you will be provided with additional information about the Company’s policies, benefit programs and other genera1 information.  Additionally, to fulfill federal identification requirements, you should bring documentation to support your identity and eligibility to work in the United States.

This offer is valid until 5pm ET May 13, 2011 and is subject to board approval.

Feel free to contact me should you have any questions or concerns regarding this offer of employment.  I may be reached at 305-507-8808 or via e-mail at gvillalonga@netelement.com.

Regards,

/s/ Guillermo Villalonga
Guillermo Villalonga, MSEMPL
Human Resources Manager
Net Element, Inc.

Net Element, Inc.
ACCEPTED AND AGREED:

By: /s/ Richard Lappenbusch                                                           Date: 5/12/2011
    Signature

By: /s/ Dean J. Lucente                                                      Date: 5-13-2011

Printed Name:  Dean J. Lucente